                                                                    EXHIBIT 24.3

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
CKE Restaurants, Inc.:

     We consent to the use of our report included herein on the balance sheet of CKE Restaurants, Inc.

                                          KPMG PEAT MARWICK

Orange County, California
May 2, 1994